Exhibit 99.1

ALBUQUERQUE, N.M.
July 31, 2026

TXNM Energy Reports Second Quarter 2026 Results

•2026 second quarter GAAP earnings of $0.64 per diluted share
•2026 second quarter ongoing earnings of $0.58 per diluted share
•Acquisition agreement extended; TNMP rate increase approved

TXNM Energy (In millions, except EPS)

	Q2 2026	Q2 2025	YTD 2026	YTD 2025
GAAP net earnings attributable to TXNM Energy	$71.3	$21.6	$75.0	$30.5
GAAP diluted EPS	$0.64	$0.22	$0.67	$0.32
Ongoing net earnings	$64.1	$24.5	$88.0	$42.6
Ongoing diluted EPS	$0.58	$0.25	$0.79	$0.45

TXNM Energy (NYSE: TXNM) today reported 2026 second quarter results. As previously announced, TXNM Energy does not plan to issue earnings guidance during pendency of the proposed transaction with Blackstone Infrastructure.

"Increased retail load at both PNM and TNMP, including new all-time system peaks this summer, underscores the need for grid investment to support growing customer demand,” said Don Tarry, President and CEO of TXNM Energy. “We continue to pursue approval for our agreement with Blackstone Infrastructure to assist us in meeting these needs along with providing significant benefits and protections to our customers and communities.”

TRANSACTION UPDATE
On May 19, 2025, TXNM Energy announced an agreement under which affiliates of Blackstone Infrastructure will acquire the outstanding common stock of TXNM Energy for $61.25 per share.

Shareholders approved the proposed transaction on August 28, 2025. In February 2026, approval was received from the Federal Energy Regulatory Commission and the Public Utility Commission of Texas ("PUCT") approved a unanimous settlement agreement on the proposed transaction. Clearance has been received from the Federal Communications Commission and the waiting period under the Hart-Scott-Rodino Act has expired without any objections or concerns having been raised. Approvals continue to be pursued from the Nuclear Regulatory Commission and New Mexico Public Regulation Commission ("NMPRC").

On July 17, 2026, TXNM Energy and Blackstone Infrastructure extended the termination date under the agreement to May 31, 2027, to allow for further time to obtain regulatory approvals. TXNM Energy anticipates that the closing of the acquisition will occur in the first half of 2027, subject to the satisfaction or waiver of the remaining customary closing conditions, including among other things, receipt of approval from the NMPRC and federal regulatory approvals.

REGULATORY UPDATE
On May 29, 2026, Public Service Company of New Mexico ("PNM") filed its 2029-2032 Resource Portfolio Application with the NMPRC seeking approval of a balanced portfolio including 800 MW of wind power purchase agreements ("PPAs"), 240 MW of solar PPAs, 610 MW of battery storage agreements, 40 MW expansion of PNM-owned natural gas generation and abandonment and exit of PNM’s interest in the Four Corners Power Plant ("Four Corners") in 2031. The application also includes a request for an accounting order for resources associated with future economic development and gives notice that PNM intends to extend operations of the existing Reeves Generating Station through the end of 2044 to provide additional resource assurance. The proposed portfolio addresses projected resource shortfalls beginning in 2029, driven by load growth and the need to replace capacity as PNM exits Four Corners.

Texas New Mexico Power ("TNMP") and all parties to TNMP's base rate review reached a settlement and filed an unopposed stipulation with the PUCT on May 29, 2026. The stipulation agreed to TNMP’s recovery of $2.8 billion of rate base, a return on equity of 9.65% and a 45% equity ratio. The PUCT approved the settlement on July 30, 2026, with interim rates relating back to May 22, 2026, until the final approved rates are implemented on September 13, 2026.

SEGMENT REPORTING OF 2026 SECOND QUARTER EARNINGS

•PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•TNMP – an electric transmission and distribution utility in Texas.

•Corporate and Other – reflects the TXNM Energy holding company and other subsidiaries.

EPS Results by Segment

	GAAP Diluted EPS		Ongoing Diluted EPS
	Q2 2026	Q2 2025	Q2 2026	Q2 2025
PNM	$0.41	$0.25	$0.30	$0.12
TNMP	$0.36	$0.22	$0.39	$0.27
Corporate and Other	($0.13)	($0.25)	($0.11)	($0.14)

Consolidated TXNM Energy	$0.64	$0.22	$0.58	$0.25

Net changes to GAAP and ongoing earnings in the second quarter of 2026 compared to the second quarter of 2025 include:

•PNM: Rate relief from the approved 2025 Rate Request, higher retail load, higher transmission revenues, timing of plant outages and increased performance on investment securities were partially offset by higher depreciation, property tax and interest expense associated with new capital investments and increased demand charges from energy storage agreements added in late 2025.

•TNMP: Rate recovery through the Distribution Cost Recovery Factor and Transmission Cost of Service rate mechanisms, revenues recorded under Texas House Bill 5247, impacts of interim rates and higher retail load were partially offset by higher depreciation, property tax and interest expense associated with new capital investments.

•Corporate and Other: Lower interest expense due to lower debt balances increased earnings.

GAAP and ongoing earnings per share were reduced in the second quarter of 2026 by shares issued in June and August 2025 and in March and May 2026. In addition, GAAP earnings in the second quarter of 2026 included $16.1 million of net unrealized gains on investment securities compared to $16.6 million in the second quarter of 2025. GAAP earnings in the second quarter of 2026 also included $7.2 million of costs related to the planned acquisition compared to $19.5 million in the second quarter of 2025.

Background:
TXNM Energy (NYSE: TXNM), an energy holding company based in Albuquerque, New Mexico, delivers energy to more than 800,000 homes and businesses across Texas and New Mexico through its regulated utilities, TNMP and PNM. For more information, visit the company's website at www.TXNMEnergy.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Corporate Communications
(505) 241-2160                    (505) 241-2743

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this press release that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally include statements regarding the potential issuance of common stock by TXNM Energy and the potential transaction between TXNM Energy and Blackstone Infrastructure, including any statements regarding the expected timetable for completing the potential transaction, the ability to complete the potential transaction, the expected benefits of the potential transaction, projected financial information, future opportunities, and any other statements regarding TXNM Energy’s and Blackstone Infrastructure’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. Neither Blackstone Infrastructure nor TXNM Energy assumes any obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, TXNM Energy caution readers not to place undue reliance on these statements. TXNM Energy’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see TXNM Energy’s Form 10-K and Form 10-Q filings and the information filed on TXNM Energy’s Forms 8-K with the Securities and Exchange Commission (the “SEC”), which factors are specifically incorporated by reference herein and the risks and uncertainties related to the proposed transaction with Blackstone Infrastructure, including, but not limited to: the expected timing and likelihood of completion of the pending transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending transaction that could reduce anticipated benefits or cause the parties to abandon the transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement, including in circumstances requiring the Company to pay a termination fee, the possibility that TXNM Energy’s shareholders may not approve the transaction agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, the outcome of legal proceedings that may be instituted against TXNM Energy, its directors and others related to the proposed transaction, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of TXNM Energy to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally, the amount of costs, fees, charges or expenses resulting from the proposed transaction, and the risk that the price of TXNM Energy’s common stock may fluctuate during the pendency of the proposed transaction and may decline significantly if the proposed transaction is not completed. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer to sell nor a solicitation of an offer to purchase shares of TXNM Energy common stock or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-4.

TXNM Energy, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(in thousands)
Three Months Ended June 30, 2026
GAAP Net Earnings (Loss) Attributable to TXNM	$45,766	$39,934	$(14,436)	$71,264
Adjusting items before income tax effects:
Net change in unrealized (gains) losses on investment securities2a	(16,094)	—	—	(16,094)
Pension expense related to previously disposed of gas distribution business2b	405	—	—	405
Process improvement initiatives2c	161	76	—	237
Merger related costs2d	1,408	3,684	2,124	7,216
Total adjustments before income tax effects	(14,120)	3,760	2,124	(8,236)
Income tax impact of above adjustments[1]	3,586	(790)	(540)	2,256
Timing of statutory and effective tax rates on non-recurring items[4]	(1,930)	(56)	823	(1,163)
Total income tax impacts[3]	1,656	(846)	283	1,093
Adjusting items, net of income taxes	(12,464)	2,914	2,407	(7,143)
Ongoing Earnings (Loss)	$33,302	$42,848	$(12,029)	$64,121

Six Months Ended June 30, 2026
GAAP Net Earnings (Loss) Attributable to TXNM	$29,884	$70,624	$(25,507)	$75,001
Adjusting items before income tax effects:
Net change in unrealized (gains) losses on investment securities2a	795	—	—	795
Pension expense related to previously disposed of gas distribution business2b	1,120	—	—	1,120
Process improvement initiatives2c	1,162	76	—	1,238
Merger related costs2d	2,418	7,479	2,953	12,850
Total adjustments before income tax effects	5,495	7,555	2,953	16,003
Income tax impact of above adjustments[1]	(1,396)	(1,586)	(750)	(3,732)
Timing of statutory and effective tax rates on non-recurring items[4]	320	(210)	578	688
Total income tax impacts[3]	(1,076)	(1,796)	(172)	(3,044)
Adjusting items, net of income taxes	4,419	5,759	2,781	12,959
Ongoing Earnings (Loss)	$34,303	$76,383	$(22,726)	$87,960

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] Changes in "Gains (losses) on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases in "Other (deductions)"
[c] Increases in "Administrative and general" of $0.2 million and $1.2 million for the three and six months ended June 30, 2026 at PNM and increases of $0.1 million at TNMP for both the three and six months ended June 30, 2026

[d] Increases in "Administrative and general" of $1.4 million and $2.4 million at PNM for the three and six months ended June 30 2026; Increases in "Administrative and general" of less than $0.1 million and $0.1 million and in "Interest expense" of $2.5 million and $6.2 million and decreases in "Alternative revenue" of $1.2 million at TNMP for the three and six months ended June 30, 2026; and Increases in "Administrative and general" at Corporate and Other of $2.1 million and $3.0 million for the three and six months ended June 30, 2026

[3] Increases (decreases) in "Income Taxes (Benefits)"
[4] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 22.8% for TXNM, and the GAAP anticipated effective tax rates of 12.4% for PNM, 20.2% for TNMP, and 15.1% for TXNM, which have reversed

TXNM Energy, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(in thousands)
Three Months Ended June 30, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$24,362	$20,968	$(23,754)	$21,576
Adjusting items before income tax effects:
Net change in unrealized (gains) losses on investment securities2a	(16,617)	—	—	(16,617)
Rate Request settlement2b	1,500	—	—	1,500
Pension expense related to previously disposed of gas distribution business2c	784	—	—	784
Process improvement initiatives2d	227	—	155	382
Merger related costs2e	17	6,771	12,751	19,539
Total adjustments before income tax effects	(14,089)	6,771	12,906	5,588
Income tax impact of above adjustments[1]	3,578	(1,422)	(3,278)	(1,122)
Timing of statutory and effective tax rates on non-recurring items[4]	(2,753)	84	1,129	(1,540)
Total income tax impacts[3]	825	(1,338)	(2,149)	(2,662)
Adjusting items, net of income taxes	(13,264)	5,433	10,757	2,926
Ongoing Earnings (Loss)	$11,098	$26,401	$(12,997)	$24,502

Six Months Ended June 30, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$25,307	$43,251	$(38,059)	$30,499
Adjusting items before income tax effects:
Net change in unrealized (gains) losses on investment securities2a	(8,383)	—	—	(8,383)
Rate Request settlement2b	1,500	—	—	1,500
Pension expense related to previously disposed of gas distribution business2c	1,568	—	—	1,568
Process improvement initiatives2d	443	—	155	598
Merger related costs2e	17	6,771	14,364	21,152
Total adjustments before income tax effects	(4,855)	6,771	14,519	16,435
Income tax impact of above adjustments[1]	1,233	(1,422)	(3,689)	(3,878)
Timing of statutory and effective tax rates on non-recurring items[4]	(1,668)	25	1,215	(428)
Total income tax impacts[3]	(435)	(1,397)	(2,474)	(4,306)
Adjusting items, net of income taxes	(5,290)	5,374	12,045	12,129
Ongoing Earnings (Loss)	$20,017	$48,625	$(26,014)	$42,628

[1]Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[a] Changes in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases in "Administrative and general"
[c] Increases in "Other (deductions)"
[d] Increases in "Energy production costs" of less than $0.1 million and $0.2 million, in "Transmission and distribution costs" of less than $0.1 million and $0.1 million, and in "Administrative and general" of $0.1 million and $0.1 million for the three and six months ended June 30, 2025 at PNM and increase of $0.2 million in "Administrative and general" at Corporate and Other for the three and six months ended June 30, 2025

[e] Increases in "Administrative and general" of $0.1 million and in "Interest charges" of $6.7 million at TNMP for the three and six months ended June 20 2025; Increases in "Administrative and general" at Corporate and Other of $12.8 million and $14.4 million for the three and six months ended June 20, 2025. Amounts for the six months ended June 30, 2025 have been adjusted by $1.5 million for Merger related costs that were previously reported as process improvement initiatives at March 31, 2025

[3] Increases (decreases) in "Income Taxes (Benefits)"
[4] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 22.7% for TXNM, and the GAAP anticipated effective tax rates of 9.4% for PNM, 20.5% for TNMP, and 13.4% for TXNM, which will reverse by year end

TXNM Energy, Inc. and Subsidiaries
Schedule 3
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(per diluted share)
Three Months Ended June 30, 2026
GAAP Net Earnings (Loss) Attributable to TXNM	$0.41	$0.36	$(0.13)	$0.64
Adjusting items, net of income tax effects:
Net change in unrealized (gains) losses on investment securities	(0.11)	—	—	(0.11)
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	0.01	0.03	0.02	0.06
Timing of statutory and effective tax rates on non-recurring items	(0.02)	—	—	(0.02)
Total Adjustments	(0.11)	0.03	0.02	(0.06)
Ongoing Earnings (Loss)	$0.30	$0.39	$(0.11)	$0.58
Average Diluted Shares Outstanding: 111,232,085

Six Months Ended June 30, 2026
GAAP Net Earnings (Loss) Attributable to TXNM	$0.27	$0.63	$(0.23)	$0.67
Adjusting items, net of income tax effects:
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Process improvement initiatives	0.01	—	—	0.01
Merger related costs	0.02	0.05	0.03	0.10
Total Adjustments	0.04	0.05	0.03	0.12
Ongoing Earnings (Loss)	$0.31	$0.68	$(0.20)	$0.79
Average Diluted Shares Outstanding: 112,052,373

TXNM Energy, Inc. and Subsidiaries
Schedule 4
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(per diluted share)
Three Months Ended June 30, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$0.25	$0.22	$(0.25)	$0.22
Adjusting items, net of income tax effects:
Net change in unrealized (gains) losses on investment securities	(0.13)	—	—	(0.13)
Rate Case Settlement	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	—	0.05	0.10	0.15
Timing of statutory and effective tax rates on non-recurring items	(0.02)	—	0.01	(0.01)
Total Adjustments	(0.13)	0.05	0.11	0.03
Ongoing Earnings (Loss)	$0.12	$0.27	$(0.14)	$0.25
Average Diluted Shares Outstanding: 96,196,269

Six Months Ended June 30, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$0.27	$0.46	$(0.41)	$0.32
Adjusting items, net of income tax effects:
Net change in unrealized (gains) losses on investment securities	(0.07)	—	—	(0.07)
Rate Case Settlement	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Process Improvement	—	—	0.01	0.01
Merger related costs	—	0.05	0.12	0.17
Timing of statutory and effective tax rates on non-recurring items	(0.01)	—	0.01	—
Total Adjustments	(0.06)	0.05	0.14	0.13
Ongoing Earnings (Loss)	$0.21	$0.51	$(0.27)	$0.45
Average Diluted Shares Outstanding: 94,637,324

TXNM Energy, Inc. and Subsidiaries
Schedule 5
Condensed Consolidated Statements of Earnings
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In thousands, except per share amounts)

Electric Operating Revenues	$548,554	$502,420	$1,053,536	$985,212
Operating Expenses:
Cost of energy	164,139	167,622	330,631	336,804
Administrative and general	64,868	75,991	131,781	136,760
Energy production costs	25,340	26,081	49,743	50,627
Depreciation and amortization	114,631	105,235	226,954	209,786
Transmission and distribution costs	25,377	26,461	51,264	51,966
Taxes other than income taxes	30,897	28,329	62,850	54,679
Total operating expenses	425,252	429,719	853,223	840,622
Operating income	123,302	72,701	200,313	144,590
Other Income and Deductions:
Interest income	4,179	3,872	7,746	8,119
Gains on investment securities	24,414	23,556	15,470	22,315
Other income	8,111	5,704	14,968	10,433
Other (deductions)	(2,997)	(6,481)	(4,897)	(8,739)
Net other income and deductions	33,707	26,651	33,287	32,128
Interest Charges	69,343	72,013	137,938	135,564
Earnings before Income Taxes	87,666	27,339	95,662	41,154
Income Taxes	12,276	1,326	12,267	2,344
Net Earnings	75,390	26,013	83,395	38,810
(Earnings) Attributable to Valencia Non-controlling Interest	(3,994)	(4,305)	(8,130)	(8,047)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)	(264)	(264)
Net Earnings Attributable to TXNM	$71,264	$21,576	$75,001	$30,499
Net Earnings Attributable to TXNM per Common Share:
Basic	$0.64	$0.22	$0.68	$0.32
Diluted	$0.64	$0.22	$0.67	$0.32
Dividends Declared per Common Share	$0.4225	$0.4075	$0.8450	$0.8150